UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2024

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona (Address of principal executive offices)	85201 (Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On February 14, 2024, Sarah Farrell, a member of the Board of Directors (the “Board”) of Verra Mobility Corporation (the “Company”), notified the Company of her intention to resign from the Board, effective as of February 15, 2024. Ms. Farrell’s decision to resign was not the result of any disagreement with management or the Board. The Company appreciates Ms. Farrell’s contributions to the Company and thanks her for her service.

Appointment of Director

On February 15, 2024, the Board appointed Raj Ratnakar, effective February 16, 2024, as a Class III director to fill the vacancy created by the resignation of Ms. Farrell.

Mr. Ratnakar, age 56, served as the Senior Vice President and Chief Strategy Officer of DuPont Corporation (NYSE: DD), a global multi-industrial, material science company, from 2019 to 2023. Prior to joining DuPont, Mr. Ratnakar served as Chief Strategy Officer for Fortive Corporation (NYSE: FTV), an industrial technology company and a publicly traded spin-off of Danaher Corporation (NYSE: DHR), from 2015 to 2019. Mr. Ratnakar’s previous experience also includes senior corporate leadership roles at Danaher and TE Connectivity (NYSE: TEL) and a consulting leadership role for McKinsey & Company. Mr. Ratnakar spent the first 10 years of his career as an entrepreneur, building and growing software companies in the telecommunications and eCommerce markets. Mr. Ratnakar is currently an independent private equity advisor, partnering with investing teams to pursue M&A targets and oversee portfolio company operating performance. He holds an M.B.A. from The Wharton School, University of Pennsylvania and an M.S. in Mechanical Engineering from the University of Maryland.

Mr. Ratnakar’s initial term will expire at the Company’s 2024 annual meeting of stockholders or his earlier resignation or removal. As of the date of this Current Report on Form 8-K, neither Mr. Ratnakar nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K, nor is Mr. Ratnakar party to any understanding or arrangement pursuant to which he was appointed as a director.

Mr. Ratnakar will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 10, 2023.

Item 7.01 Regulation FD Disclosure.

On February 20, 2024, the Company issued a press release announcing the appointment of Mr. Ratnakar to the Board, which is attached hereto to as Exhibit 99.1.

The information furnished in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits
99.1	Press Release, dated February 20, 2024, issued by Verra Mobility Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2024	Verra Mobility Corporation

	By:	/s/ Craig Conti
	Name:	Craig Conti
	Title:	Chief Financial Officer